Sustainable Energy, LLC

Financial Statements

December 31, 2011 and 2012

Independent Auditors’ Report

To the Member

Sustainable Energy, LLC

We have audited the accompanying financial statements of Sustainable Energy, LLC which comprise the balance sheet as of December 31, 2011 and 2012, and the related statements of operations, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sustainable Energy, LLC as of December 31, 2011 and 2012 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PKF O'Connor Davies

A Division of O'Connor Davies, LLP

New York, New York

August 2, 2013

Sustainable Energy, LLC

Balance Sheet

	December 31		March 31
	2011	2012	2013
			(Unaudited)
ASSETS
Cash	$-	$272	$215
Total Assets	$-	$272	$215

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)
Accounts payable and accrued expenses	$-	$-	$1,902
Due to member	-	-	7,621
Total Liabilities	-	-	9,523

Commitments (note 3)

Contributions	3,395	17,308	22,308
Retained deficit	(3,395)	(17,036)	(31,616)
Total Member’s Equity (Deficit)	-	272	(9,308)

Total Liabilities and Member’s Equity	$-	272	$215

See notes to financial statements

Sustainable Energy, LLC

Statement of Operations

	Years Ended December 31		Three Months Ended March 31
	2011	2012	2013	2012
			(unaudited)	(unaudited)
INCOME
Project Management	$-	$-	$-	$-

Total Income	-	-	-	-

EXPENSES
Marketing expense	3,395	6,832	7,621	1,388
Travel and entertainment	-	124	-	-
Professional fees	-	6,500	6,902	-
Other	-	185	57	-

Total Expenses	3,395	13,641	14,580	1,388

Net (Loss)	$(3,395)	$(13,641)	$(14,580)	$(1,388)

See notes to financial statements

Sustainable Energy, LLC

Statement of Cash Flows

	Years Ended December 31		Three Months Ended March 31
	2011	2012	2013	2012
			(unaudited)	(unaudited)

NET (LOSS)	$(3,395)	$(13,641)	$(14,580)	$(1,388)
Adjustments to reconcile net (loss) to net cash used by operating activities
Changes in Assets and Liabilities
Accounts payable and accrued expenses	-	-	1,902	-

Net Cash Used by Operating Activities	(3,395)	(13,641)	(12,678)	(1,388)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to member	-	-	7,621	-
Contributions	3,395	13,913	5,000	1,388

Net Cash Provided by Financing Activities	3,395	13,913	12,621	1,388

Net (decrease) increase in cash	-	272	(57)	-

Cash, beginning of period	-	-	272	-

Cash, end of year of period	$-	$272	$215	$-

See notes to financial statements

Sustainable Energy, LLC

Notes to Financial Statements

December 31, 2011 and 2012

and Periods Ended March 31, 2013 and 2012 (Unaudited)

1.

Organization and Nature of Business

Sustainable Energy LLC (the Company) is a New York limited liability company formed on July 26, 2010. The Company is involved in developing and improving the efficiency of energy infrastructure using a combination of traditional and advanced technologies.

Income and losses are allocated to the member in accordance with the terms of the LLC agreement. Distributions are made based upon a determination of the member.

2.

Significant Accounting Policies

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements as of March 31, 2013 and for the three month periods ended March 31, 2013 and 2012 are unaudited. In the opinion of management, such financial statements reflects all adjustments necessary for a fair presentation in accordance with accounting principles generally accepted in the United States of America. All such adjustments are of a normal recurring nature.

Cash

The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with.

Revenue Recognition

The Company is in the process of developing a market for its infrastructure products and services, which are high cost and are priced accordingly. Revenues were not realized during the periods presented.

Income Taxes

The Company is structured as a Limited Liability Company and accordingly federal income taxes are not payable by, or provided for by, the Company. For federal income tax purposes, the member is taxed individually on its share of the Company’s earnings.

The Company recognizes the tax benefits of uncertain tax positions only where the position is “more likely than not” to be sustained assuming examination by the taxing authorities. Management has analyzed the Company’s tax positions, and has concluded that no liability for unrecognized tax benefits should be recorded related to uncertain tax positions taken on returns filed for open tax years (2010 - 2012).

Sustainable Energy, LLC

Notes to Financial Statements

December 31, 2011 and 2012

and Periods Ended March 31, 2013 and 2012 (Unaudited)

2.         Significant Accounting Policies (continued)

Subsequent Events

Management has evaluated subsequent events for disclosure and/or recognition in the financial statements through the date that the financial statements were available to be issued, which date is August 2, 2013.

3.          License Agreement

On November 15, 2012, the Company entered into a renewable 20-year engine technology license agreement (the “Agreement”) with a third party licensor (the “Licensor”) that developed engines capable of converting low grade heat into other forms of energy.  Under the terms of the Agreement, the Company obtained certain exclusive license rights in the engines developed by the Licensor which will permit the Company to develop, manufacture and integrate such engines into its projects.

The exclusive market rights of the Agreement provide that the Company make a cash payment of $200,000 and issue common stock in Sustainable representing a small minority ownership position in RAMCO (see note 4), along with periodic quarterly payments of $25,000 commencing six months after the initial $200,000 payment.  These payments reset to $50,000 per quarter after three payments, and are subject to further resets to up to $100,000 depending on engine sales volume.  Under certain circumstances, engine royalty fees and referral fees can increase the quarterly payment from time to time.  In the event of non-payment, the Company retains a non-exclusive license subject to royalty fees.

As of March 31, 2013, the Company has not made any payments under this Agreement.

The Company periodically performs an analysis of its contractual rights and arrangements and establishes asset value based on that analysis.

4.         Subsequent Events

On March 29, 2013, the Company agreed to a transaction whereby the Company’s assets and obligations would become wholly acquired by Sustainable Energy Industries, Inc. (“Sustainable”), a Delaware Corporation. Sustainable entered into a definitive reverse merger agreement (the “Agreement”) with Receivable Acquisition and Management Corporation (“RAMCO”), an unrelated public Delaware Corporation, and Cornerstone Program Advisors LLC (“Cornerstone”), an unrelated Delaware limited liability company. Under the terms of the Agreement, Sustainable entered into a voluntary share exchange transaction with RAMCO and Cornerstone whereby approximately 90% of RAMCO’s common stock was issued to the shareholders of Sustainable and the members of Cornerstone and, in exchange, RAMCO acquired all the issued and outstanding shares in Sustainable and the entire membership interest of Cornerstone. At the closing of the Agreement on May 15, 2013, Sustainable acquired the assets and assumed the obligations of the Company, and the management of Sustainable and that of Cornerstone assumed control of RAMCO’s operations.

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